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                                                                    Exhibit 23.4



                      CONSENT OF INDEPENDENT VALUATION FIRM

We hereby consent to the inclusion in the registration statement on Form S-1 of Picis, Inc. for the registration of shares of its common stock and any amendments thereto (the "Registration Statement") of references to our reports relating to the valuation of the common equity of Picis, Inc. and to references to our firm's name therein. In giving such consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder. The responsibility for determining the value rests solely with the Company and our valuation report(s) was used as part of the Company's analysis in reaching their conclusion of value.

/s/ Duff & Phelps, LLC
September 28, 2006